EXHIBIT 10.6

July __, 2026

VisionWave Holdings, Inc.

300 Delaware Ave., Suite 210 # 310
Wilmington, DE 19801
Attn: Doug Davis
E-mail: ddavis@vwav.inc

Re:	Extension of Maturity Date

Dear Mr. Davis:

Reference is made to the (i) Promissory Note in the original principal amount of $3,000,000 issued by VisionWave Holdings, Inc. (the “Company”) to YA II PN, Ltd. (the “Holder”) on July 25, 2025, and (ii) the Promissory Note issued by the Company to the Holder in the original principal amount of $2,000,000 issued on September 11, 2025 (collectively, the “Notes”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Notes.

Pursuant to the Notes, the Maturity Date may be extended at the option of the Holder. This letter shall constitute the written notice by YA II PN, Ltd as the Holder of the Notes, of its election to extend the Maturity Date of the Notes to January 25, 2027.

Very truly yours,

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By: /s/Matt Beckman
Name: Matt Beckman
Title: Member

ACKNOWLEDGED AND AGREED:

VISIONWAVE HOLDINGS, INC.

By: /s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer